UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 5, 2008, Terra Industries Inc. (“Terra”) announced that on December 9, 2008, it would idle its 500,000 ton-per-year Donaldsonville, Louisiana ammonia manufacturing plant for repairs. Terra management has determined that this is an opportune time to make the repairs, since the current nitrogen market environment allows the company to economically import ammonia from Trinidad to fulfill ongoing sales commitments that would normally be met with Donaldsonville output. Terra expects to resume production at the Donaldsonville plant after repairs are completed. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit

99.1	Press Release issued December 5, 2008, announcing that it would idle its Donaldsonville, Louisiana ammonia manufacturing plant for repairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ John W. Huey
John W. Huey
Vice President, General Counsel and
Corporate Secretary

Date: December 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued December 5, 2008, announcing that it would idle its Donaldsonville, Louisiana ammonia manufacturing plant for repairs.